Exhibit 99.01

CONTACTS:
	For Media Inquiries:	For Investor Inquiries:

	Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 communications@cepheid.com	Jacquie Ross, CFA Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid 904 Caribbean Drive Sunnyvale, CA 94089 Telephone: 408.541.4191 Fax: 408.541.4192

CEPHEID REPORTS 2014 SECOND QUARTER RESULTS

Record HBDC Placements and Strength in North America Reagents Drive 27% Clinical Growth

SUNNYVALE, California, July 17, 2014 – Cepheid (Nasdaq: CPHD) today reported revenues for the second quarter of 2014 of $116.5 million, representing growth of 21% from $96.0 million for the second quarter of 2013. Net loss in the second quarter of 2014 was $(9.8) million, or $(0.14) per share, which compares to net loss of $(6.6) million, or $(0.10) per share, in the second quarter of 2013.

Excluding stock-based compensation expense, amortization of debt discount and debt issuance costs, and amortization of purchased intangible assets, non-GAAP net income for the second quarter of 2014 was $2.3 million, or $0.03 per share. This compares to non-GAAP net income of $1.2 million, or $0.02 per share, in the second quarter of 2013.

“With continuing adoption of our GeneXpert system in both commercial and emerging HBDC geographies, we placed a record 1,084 GeneXpert systems in the quarter, more systems than we placed in all of 2012,” said John Bishop, Cepheid’s Chairman and Chief Executive Officer. “Furthermore, we continued to execute well on Xpert® test menu expansion, making Xpert HPV, Xpert Norovirus and Xpert Carba-R available for the first time to our international customers during the quarter, bringing the total number of tests available to 17.”

Operational Overview

•	Total sales were, in millions:

	Three Months Ended June 30,
	2014	2013	Change
Clinical Systems	$28.3	$16.7	70%
Clinical Reagents	83.0	70.8	17%

Total Clinical	111.3	87.5	27%

Non-Clinical & Other	5.2	8.5	-39%

Total Sales	$116.5	$96.0	21%

•	By geography, total sales were, in millions:

	Three Months Ended June 30,
	2014	2013	Change
North America
Clinical	$57.7	$49.9	16%
Non-Clinical & Other	3.9	7.5	-47%

Total North America	61.6	57.4	7%

International
Clinical	53.7	37.6	43%
Non-Clinical & Other	1.2	1.0	16%

Total International	54.9	38.6	42%

Total Sales	$116.5	$96.0	21%

•	During the quarter, Cepheid installed a total of 158 GeneXpert systems in its commercial Clinical business. Additionally, the Company placed a total of 926 GeneXpert systems as part of its High Burden Developing Country (HBDC) program. Including the HBDC systems, a cumulative total of 7,096 GeneXpert systems have been placed worldwide as of June 30, 2014.

•	GAAP gross margin on sales was 49% and non-GAAP gross margin on sales was 50%, which compares to 45% and 47%, respectively, in the second quarter of 2013.

•	Cash, cash equivalents and investments were $385 million as of June 30, 2014.

•	DSO was 43 days.

Business Outlook

For the fiscal year ending December 31, 2014, the Company expects:

•	Total revenue in the range of $452 to $461 million;

•	Net loss in a range from $(0.54) to $(0.51) per share; and

•	Non-GAAP net income in the range of $0.10 to $0.13 per share.

Expected non-GAAP net income excludes approximately $33 million related to stock-based compensation expense, approximately $9 million related to the amortization of debt discount and debt issuance costs, and approximately $3 million related to the amortization of acquired intangibles. The fully diluted share count for the year is expected to be approximately 70 million, except in the event we have non-GAAP net income, in which case the share count would be approximately 73 million shares.

The following table reconciles net loss per share to the non-GAAP net income per share range:

	Guidance Range for Year Ending December 31, 2014
	Low	High
Net Loss Per Share	$(0.54)	$(0.51)
Stock-Based Compensation Expense	0.47	0.47
Amortization of Debt Discount and Debt Issuance Costs	0.13	0.13
Amortization of Purchased Intangible Assets	0.04	0.04

Non-GAAP Measure of Net Income Per Share	$0.10	$0.13

Accessing Cepheid’s 2014 Second Quarter Results Conference Call

The Company will host a management presentation at 2 p.m. Pacific Time on Thursday, July 17, 2014, to discuss the results. To access the live webcast, please visit Cepheid’s website at http://ir.cepheid.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the Company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the Company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP financial information with non-GAAP measures that do not include stock-based compensation expense, amortization of purchased intangible assets and amortization of debt discount and debt issuance costs. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:

Stock-based Compensation Expense. This consists primarily of expenses for stock options and restricted stock under ASC 718 (formerly SFAS 123(R)). The Company excludes stock-based compensation expense from its non-GAAP measures primarily because it is a non-cash expense that the Company does not believe is reflective of ongoing operating results in the period incurred. Further, as the Company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Amortization of Debt Discount and Debt Issuance Costs. The Company incurs amortization of debt discount and debt issuance costs in connection with the issuance of Convertible Senior Notes in February 2014. The Company excludes these amounts because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s issuance of debt and have no direct correlation to the operation of the Company’s business.

Amortization of Purchased Intangible Assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions. The Company excludes these amounts because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to potential growth, future revenues and future net loss/income and profitability, including on a non-GAAP basis, test menu expansion and utilization, consistency of product availability and delivery, sales organization productivity, improving gross margins, execution of manufacturing operations, product sales under the High Burden Developing Country (HBDC) program, commercial test and commercial system sales and resolution of manufacturing scale-up issues. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our success in increasing commercial and HBDC sales and the effectiveness of our sales personnel; the performance and market acceptance of new products; sufficient customer demand, customer confidence in product availability and available customer budgets for our customers; our ability to develop new products and complete clinical trials successfully in a timely manner for new products; our ability to successfully complete and bring on line additional manufacturing lines; our ability to manage our inventory levels; long sales cycles and variability in systems placements and reagent pull-through in the Company’s HBDC program; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites, including for Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; other unforeseen supply, development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; costs associated with litigation; the impact of competitive products and pricing; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six months Ended June 30,
	2014	2013	2014	2013
Revenues:
System and other sales	$29,018	$18,796	$47,547	$34,806
Reagent and disposable sales	87,485	77,216	175,863	153,144

Total sales	116,503	96,012	223,410	187,950
Costs and operating expenses:
Cost of product sales	59,568	52,889	112,651	95,781
Collaboration profit sharing	649	1,425	1,940	3,535
Research and development	23,998	18,572	45,738	36,299
Sales and marketing	23,502	19,105	46,960	38,231
General and administrative	14,340	9,612	28,007	19,375

Total costs and operating expenses	122,057	101,603	235,296	193,221

Loss from operations	(5,554)	(5,591)	(11,886)	(5,271)
Other expense, net	(3,370)	(717)	(5,661)	(343)

Loss before income taxes	(8,924)	(6,308)	(17,547)	(5,614)
Provision for income taxes	(919)	(272)	(1,599)	(653)

Net loss	$(9,843)	$(6,580)	$(19,146)	$(6,267)

Basic net loss per share	$(0.14)	$(0.10)	$(0.27)	$(0.09)

Diluted net loss per share	$(0.14)	$(0.10)	$(0.27)	$(0.09)

Shares used in computing basic net loss per share	69,968	67,295	69,622	67,061

Shares used in computing diluted net loss per share	69,968	67,295	69,622	67,061

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$120,981	$66,072
Short-term investments	185,279	8,837
Accounts receivable, net	55,370	52,202
Inventory	123,345	103,866
Prepaid expenses and other current assets	19,020	13,037

Total current assets	503,995	244,014
Property and equipment, net	104,354	84,886
Investments	78,773	9,820
Other non-current assets	8,124	958
Intangible assets, net	13,404	15,245
Goodwill	39,681	39,681

Total assets	$748,331	$394,604

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$50,892	$52,609
Accrued compensation	24,830	22,009
Accrued royalties	4,973	5,245
Accrued and other liabilities	9,974	7,440
Current portion of deferred revenue	10,428	8,183

Total current liabilities	101,097	95,486
Long-term portion of deferred revenue	4,043	3,424
Convertible senior notes, net	273,491	—
Other liabilities	15,362	10,454

Total liabilities	393,993	109,364

Shareholders’ equity:
Common stock	407,877	383,379
Additional paid-in capital	209,431	145,900
Accumulated other comprehensive loss	(261)	(476)
Accumulated deficit	(262,709)	(243,563)

Total shareholders’ equity	354,338	285,240

Total liabilities and shareholders’ equity	$748,331	$394,604

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(19,146)	$(6,267)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	10,340	8,361
Amortization of intangible assets	1,841	3,146
Unrealized exchange differences	122	575
Amortization of debt discount and transaction costs	3,642	—
Stock-based compensation expense	15,930	12,806
Changes in operating assets and liabilities:
Accounts receivable	(3,167)	(2,586)
Inventory	(19,809)	(14,491)
Prepaid expenses and other current assets	(5,867)	(6,454)
Other non-current assets	(42)	30
Accounts payable and other current liabilities	1,916	5,669
Accrued compensation	2,821	2,616
Deferred revenue	2,864	1,422

Net cash provided by (used in) operating activities	(8,555)	4,827

Cash flows from investing activities:
Capital expenditures	(25,745)	(18,974)
Payments for technology license	—	(1,125)
Proceeds from maturities and sales of marketable securities and investments	89,065	—
Cost of acquisitions, net	—	(3,571)
Purchase of marketable securities and investments	(334,800)	—

Net cash used in investing activities	(271,480)	(23,670)

Cash flows from financing activities:

Net proceeds from the issuance of common shares and exercise of stock options	24,498	9,450
Proceeds from borrowings of convertible senior notes, net of issuance costs	335,789	—
Purchase of convertible note hedge (“capped call”)	(25,082)	—
Principal payment of notes payable	(95)	(781)

Net cash provided by financing activities	335,110	8,669

Effect of exchange rate change on cash	(166)	(575)

Net increase (decrease) in cash and cash equivalents	54,909	(10,749)
Cash and cash equivalents at beginning of period	66,072	95,779

Cash and cash equivalents at end of period	$120,981	$85,030

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Total Revenues	$116,503	$96,012	$223,410	$187,950

Cost of sales	$59,568	$52,889	$112,651	$95,781
Stock-based compensation expense	(1,473)	(840)	(1,854)	(1,382)
Amortization of purchased intangible assets	(223)	(805)	(446)	(1,659)

Non-GAAP measure of cost of sales	$57,872	$51,244	$110,351	$92,740

Gross margin on sales per GAAP	49%	45%	50%	49%
Gross margin on sales per Non-GAAP	50%	47%	51%	51%

Operating expenses	$61,840	$47,289	$120,705	$93,905
Stock-based compensation expense	(7,675)	(5,689)	(14,076)	(11,424)
Amortization of purchased intangible assets	(432)	(441)	(861)	(815)

Non-GAAP measure of operating expenses	$53,733	$41,159	$105,768	$81,666

Income (loss) from operations	$(5,554)	$(5,591)	$(11,886)	$(5,271)
Stock-based compensation expense	9,148	6,529	15,930	12,806
Amortization of purchased intangible assets	655	1,246	1,307	2,474

Non-GAAP measure of income from operations	$4,249	$2,184	$5,351	$10,009

Net income (loss)	$(9,843)	$(6,580)	$(19,146)	$(6,267)
Stock-based compensation expense	9,148	6,529	15,930	12,806
Amortization of debt discount and debt issuance cost	2,385	—	3,642	—
Amortization of purchased intangible assets	655	1,246	1,307	2,474

Non-GAAP measure of net income	$2,345	$1,195	$1,733	$9,013

Basic net income (loss) per share	$(0.14)	$(0.10)	$(0.27)	$(0.09)
Stock-based compensation expense	0.13	0.10	0.22	0.19
Amortization of debt discount and debt issuance cost	0.03	—	0.05	—
Amortization of purchased intangible assets	0.01	0.02	0.02	0.03

Non-GAAP measure of net income per share	$0.03	$0.02	$0.02	$0.13

Diluted net income (loss) per share	$(0.14)	$(0.10)	$(0.27)	$(0.09)
Stock-based compensation expense	0.13	0.10	0.22	0.19
Amortization of debt discount and debt issuance cost	0.03	—	0.05	—
Amortization of purchased intangible assets	0.01	0.02	0.02	0.03

Non-GAAP measure of net income per share	$0.03	$0.02	$0.02	$0.13

Shares used in computing basic net income (loss) per share	69,968	67,295	69,622	67,061

Shares used in computing diluted net income (loss) per share	72,707	69,666	72,721	69,554